UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On June 23, 2006, Applied Digital Solutions, Inc. (the “Company”) and InfoTech USA, Inc. (“InfoTech”), a majority-owned subsidiary of the Company, entered into a Third Amendment to Loan Documents pursuant to which InfoTech agreed to extend the date on which the principal, in the amount of $1,000,000, is due under the terms of a commercial loan agreement and term note from June 30, 2006 to June 30, 2007. All other terms and provisions of the loan documents remain unmodified and continue in full force and effect.

The foregoing description of the Third Amendment to Loan Documents is only a summary of the terms and conditions of the amendment and is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Section 2 - Financial Information

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 of this Current Report, on June 23, 2006, the Company entered into a Third Amendment to Loan Documents with its majority-owned subsidiary, InfoTech.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

(c) Exhibits.

10.1    Third Amendment to Loan Documents dated June 23, 2006 by and between Applied Digital Solutions, Inc. and InfoTech USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.
(Registrant)

Date:    June 26, 2006                                                                                                 By: /s/ Lorraine M. Breece
Lorraine M. Breece
      Senior Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Third Amendment to Loan Documents dated June 23, 2006 by and between Applied Digital Solutions, Inc. and InfoTech USA, Inc